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                                     BY-LAWS
                                      -OF-
                             I-ROCK Industries, Inc.
          (a Delaware corporation hereinafter called the "Corporation")


                                    ARTICLE I
                                    ---------
                                     Offices
                                     -------

         Section 1.01. Office. The office of the Corporation shall be located at such address as the Board of Directors shall fix.


                                   ARTICLE II
                                   ----------
                                  Shareholders
                                  ------------

         Section 2.01. Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of such other business as may come before it shall be held on such date, and at such place, as shall be fixed by the Board of Directors.

         Section 2.02. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman, the President or the Secretary, or by resolution of the Board of Directors.

         Section 2.03. Quorum. The holders of one-half (1/2) of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business.

         Section 2.04. Ballots. The vote upon any question before any shareholders' meeting need not be by ballot.

         Section 2.05. Election of Directors. Directors shall be elected by plurality vote of the stockholders.


                                   ARTICLE III
                                   -----------
                                    Directors
                                    ---------

         Section 3.01. Number of Directors. The number of directors which shall constitute the entire Board shall be as set by the Board of Directors from time to time, and shall initially be three.

         Section 3.02. Term. Each director shall hold office for a term of one year or until his successor is elected and has qualified.

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         Section 3.03. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman or the President of the Corporation.

         Section 3.04. Removal of Directors. Except as expressly provided otherwise by law, any or all of the directors may be removed at any time by vote of the shareholders.

         Section 3.05. Vacancies and newly Created Directorships. If the office of any director or directors becomes vacant for any reason, including but not limited to, the removal of a director or directors without cause, the directors in office, although less than a quorum, by a majority vote, or such number greater than such majority as the Certificate of Incorporation of the Corporation may provide, may choose a successor or successors, who shall hold office for the unexpired term in respect of which vacancy or vacancies occurred or until the next election of directors; or any such vacancy may be filled by the share-holders at nay meeting thereof. Newly created directorships resulting from an increase in the number of directors shall be filled in the same manner as vacancies as aforesaid.

         Section 3.06. Quorum of Directors. At all meetings of the Board of Directors, a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business.

         Section 3.07. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be fixed by the Board of Directors and no notice thereof shall be necessary.

         Section 3.08. Special Meetings. Special meetings of the Board of Directors shall be held upon notice to the directors by the Chairman, the President or the Secretary, or by resolution of the Board or by waiver of notice. Unless waived, notice of each special meeting of the directors, stating the time and place of the meeting, shall be given to each director by letter, by telegram or by personal communication either over the telephone or otherwise, in each such case at least 24 hours prior to the meeting.

         Section 3.09. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members one or more committees to have such powers as are conferred on such committees by the Board of Directors.

         Section 3.10. Unanimous Written Consent in Place of Meeting. An action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all the members of the Board or committee consent in writing to the adoption of a resolution authorizing the action.

         Section 3.11. Meetings by Conference Telephone or Similar Device. Any meeting of the Board or a committee thereof may be conducted by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
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                                   ARTICLE IV
                                   ----------
                                    Officers
                                    --------

         Section 4.01. Executive Officers. The executive officers of the Corporation shall be a President, a Secretary, a Treasurer, and such member of Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers, if any, as the Board of Directors may from time to time determine. Any officer may, but no officer need, be chosen from among the Board of Directors.

         Section 4.02. President. The President shall be the Chief Executive Officer of the Corporation and shall have all powers customarily appertaining to his office; he shall preside at all meetings of the shareholders and, unless a Chairman of the Board of Directors has been elected and is present, at all meetings of the Board of Directors; he shall sse that all orders and resolutions of the Board of Directors are carried into effect, subject to the right of the Board of Directors to delegate any specific powers to any other officer or officers of the Corporation.

         Section 4.03. Vice President. Any Vice President shall have the duties which customarily appertain to his office. If there is more than one Vice President, each shall have the seniority prescribed by the Board of Directors.

         Section 4.04. Secretary. The Secretary shall have the duties which customarily appertain to his office.

         Section 4.05. Treasurer. The treasurer shall have the duties which customarily appertain to his office.


                                    ARTICLE V
                                    ---------
                                  Miscellaneous
                                  -------------

         Section 5.01. Form of Certificate. The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors.

         Section 5.02. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of is incorporation and the words "Corporate Seal, Delaware. "

         Section 5.03. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

         Section 5.04. Indemnification of Directors and Officers. The Corporation shall indemnify its directors and officers to the fullest extent permitted by law.

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         Section 5.05. Entire Board. As used in these By-Laws, "entire Board"
means the total number of directors which the Corporation would have if there were no vacancies.

         Section 5.06. Section Headings. The headings of the Article and Sections of these By-Laws are inserted for convenience of reference only and shall not be deemed to be part thereof or used in the construction or interpretation thereof.


                                   ARTICLE VI
                                   ----------
                                  Miscellaneous
                                  -------------

         Section 6.01. Amendment. These By-Laws, as now in effect or as hereafter amended from time to time, may be amended or repealed and new or additional By-Laws adopted by the Board of Directors or by vote of the Shareholders entitled to vote in the election of directors.